   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 26, 2000

                                                      REGISTRATION NO. 333-79191

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       to

                                    FORM S-4

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ---------------------------

                              SPHERION CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

         DELAWARE                              7363                               36-3536544
-------------------------------------------------------------------------------------------------------
(State or other jurisdiction of     (Primary Standard Industrial      (IRS Employer Identification No.)
incorporation or organization)       Classification Code Number)


                             2050 SPECTRUM BOULEVARD
                            FORT LAUDERDALE, FL 33309
                                 (954) 938-7600
--------------------------------------------------------------------------------
                   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               LISA IGLESIAS, ESQ.
                          GENERAL COUNSEL AND SECRETARY
                             2050 SPECTRUM BOULEVARD
                            FORT LAUDERDALE, FL 33309
                                 (954) 938-7600
--------------------------------------------------------------------------------
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                               ANDREW HULSH, ESQ.
                                BAKER & MCKENZIE
                        1200 BRICKELL AVENUE, 19TH FLOOR
                                 MIAMI, FL 33131
                                 (305) 789-8985

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          DEREGISTRATION OF SECURITIES

         Spherion Corporation (the "Registrant") hereby removes from registration 1,511,691 shares (the "Shares") of the total 24,158,149 shares of Common Stock of Spherion Corporation, par value $ 0.01 per share, registered by the Form S-4 Registration Statement (File No. 333-79191) (the "Registration Statement"), originally filed with the Securities and Exchange Commission on May 24, 1999. The Shares, which were registered in connection with the acquisition and merger of Norrell Corporation, have not been issued pursuant to the Registration Statement as of the date of this Post-Effective Amendment No. 1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Lauderdale, State of Florida, on September 26, 2000.

                                         SPHERION CORPORATION



                                         By: /s/ Roy G. Krause
                                             -----------------------------------
                                             Roy G. Krause

                                             Executive Vice President and Chief
                                             Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities indicated on September 26, 2000.

Signatures                                           Title
---------------------------------------------------------------------------------------

                                    *       Director
------------------------------------
Steven S. Elbaum

                                    *       Director
------------------------------------
William F. Evans

                                    *       Director
------------------------------------
Jerome B. Grossman

                                    *       Director
------------------------------------
Cinda A. Hallman

                                    *       Director
------------------------------------
J. Ian Morrison

                                    *       Director
------------------------------------
A. Michael Victory



/s/ Guy W. Millner                          Director
------------------------------------
Guy W. Millner

                                    *       Director, Chairman, Chief Executive Officer,
------------------------------------        and President (principal executive officer)
Raymond Marcy


/s/ Roy G. Krause                           Executive Vice President and Chief
------------------------------------        Financial Officer (principal financial officer)
Roy G. Krause

                                    *       Vice President - Finance (principal accounting
------------------------------------        officer)
Mark W. Smith



/s/ Roy G. Krause
------------------------------------
*By: Roy G. Krause, Attorney-in-Fact






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